AGREEMENT FOR

                              PURCHASE AND SALE OF

                              EXISTING FACILITIES


Seattle, Washington                                             March 19, 1997


     THIS AGREEMENT FOR PURCHASE AND SALE OF EXISTING FACILITY, as above dated for convenience and reference, is entered into by and between JOHNSTOWN CONSOLIDATED INCOME PARTNERS, a California limited partnership, and JOHNSTOWN CONSOLIDATED INCOME PARTNERS II, a California limited partnership, (hereinafter jointly referred to as "Seller"), and SHURGARD STORAGE CENTERS, INC., a Delaware corporation, (hereinafter referred to as "Purchaser").

                                   ARTICLE I
                               PURCHASE AND SALE

     1.01 Property. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell and Purchaser agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, a fee simple interest in that certain parcel of land legally described on Exhibit A attached hereto and by this reference incorporated herein, and commonly known as Lauderhill Mini Storage, containing approximately 61,127 square feet of net rentable area, located in the City of Lauderhill, State of Florida, together with all rights, easements and appurtenances pertaining to said real property, if any; and all improvements, buildings and structures situated on said real property (the "Improvements"); and all personal property (excluding computer software used in connection with the property), furniture, fixtures, equipment, motor vehicles, machinery, and signage; and warranties, guaranties, permits, architectural drawings, and contract rights, including Seller's interest as lessor in tenant leases, rental agreements and occupancy agreements covering the property; and other tangible and intangible rights associated with any of the property being sold and transferred hereunder. All of the foregoing items to be purchased under this Agreement shall be collectively referred to as the "Property" or the "Project."

                                   ARTICLE II
                                 PURCHASE PRICE

     2.01 Purchase Price. The purchase price ("Purchase Price") for the Property shall be THREE MILLION NINE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS (US 3,975,000.00) which shall be paid by Purchaser by wire transfer in immediately available federal funds into escrow on or before the Closing Date identified in
Section 5.01. The Purchase Price contemplates that all costs and expenses of closing are allocated in the manner set forth in Section 5.06.

     2.02 Earnest Money. Within two (2) business days after the Execution Date (defined below) Purchaser shall pay as earnest money FIFTY THOUSAND DOLLARS ($50,000.00) ("First Earnest Money Installment") in the form of a Note payable to the Escrow Holder (defined below), which shall be reduced to cash and become nonrefundable within two (2) business days after removal of the contingencies set forth in Section 4.01. In addition, within fifteen (15) days after the Execution Date, Purchaser shall pay FIFTEEN THOUSAND DOLLARS ($15,000.00) ("Second Earnest Money Installment") in cash to the Escrow Holder. The First Earnest Money Installment and the Second Earnest Money Installment (collectively, the "Earnest Money") shall be deposited into an interest-bearing account with the Escrow Holder to be invested at the direction of Purchaser.
The Earnest Money, including interest, shall be applied toward the Purchase Price. In the event this transaction does not close due to default by Seller, the First Earnest Money Installment ($50,000), including interest, shall be returned to Purchaser. The Second Earnest Money Installment ($15,000) shall be nonrefundable and paid to Seller at Closing or, if earlier, upon termination of this Agreement , except in the event this transaction does not close due to default by Seller, or unless the Purchaser's review of the Seller's records for the Property reveal a substantial discrepancy with respect to material facts regarding the Property from the information provided by the Seller prior to execution of this Agreement.

     2.03 Consideration. The parties acknowledge and agree that in addition to the Earnest Money, Purchaser, in reliance upon this Agreement, will expend its funds and the time of its agents and employees, in review of documents and study of the Property, as described in Articles III and IV hereof.


                                  ARTICLE III
                 TITLE REVIEW, RECORDS AND ENVIRONMENTAL AUDIT

     3.01 Books and Records. Within seven (7) days following the Execution Date, Seller shall provide Purchaser with access to or furnish Purchaser with complete and legible copies of the documents listed on Exhibit B (the "Books and Records") for Lauderhill Mini Storage. To the extent Seller does not have any of such documents, or such documents do not exist, Seller shall notify Purchaser in writing to that effect.

     3.02 Title, Survey, Environmental Audit. By executing this Agreement, Seller authorizes:

          (a) Purchaser to obtain from Transnation Title Company (the "Title Company") a current title commitment (the "Preliminary Title Commitment") for the owner's title policy referred to in Section 6.02, together with legible copies of all documents referred to therein;

          (b) Purchaser to conduct a UCC search and obtain a UCC search certificate (the "UCC Search Certificate") identifying all security interests or liens of any kind or nature against the Seller, together with legible copies of all instruments referred to in the UCC Search Certificate; and

          (c) Purchaser to request engineers, surveyors and environmental consultants to survey, inspect and audit the Property, including a structural inspection of any improvements, and Seller hereby grants to said professionals and their agents full entry onto the Property and further hereby authorizes said professionals to record the survey only if required by law or to report the results of the environmental audit only if required by law.

     3.03 Notices of Violation. In addition to the documents provided in accordance with Section 3.01, Seller shall immediately notify Purchaser of its receipt of, and provide Purchaser copies of any written notices of violations of any federal, state, municipal or other health, building, zoning, safety, environmental protection or other applicable code, law, ordinance rule or regulation, and notify Purchaser of all violations Seller becomes aware of relating or applying to the Property after the Execution Date due to inspections by governmental officials after such date, if a written notice is pending but not yet issued in respect of such violation.

                                   ARTICLE IV
                                 CONTINGENCIES

     4.01 Contingencies/Contingency Period. Purchaser's obligation to purchase the Property pursuant to this Agreement is subject to the following contingencies which must be met to the sole satisfaction and discretion of Purchaser, within the time provided for herein:

          (a)(i) Matters affecting the title, condition and use of the Property, as disclosed by the Preliminary Title Commitment, UCC search certificate and the survey shall have been approved by Purchaser. This contingency shall be waived or satisfied prior to the earlier of (A) 14 (fourteen) days after Purchaser's actual receipt of the Preliminary Title Commitment, UCC search certificate and the ALTA survey, or (B) April 14, 1997. All liens, encumbrances and exceptions not objected to in writing by Purchaser during the contingency period in this Section 4.01 (a)(i) shall be deemed approved by Purchaser.

          (a)(ii) Matters affecting the condition of the Property as disclosed by the environmental audit shall have been approved by Purchaser. This contingency shall be waived or satisfied prior to the earlier of (A) 7 (seven) days of Purchaser's actual receipt of an environmental assessment report for the Property or (B) April 10, 1997.

           (a)(iii) Matters affecting the condition and use of the Property as disclosed by a structural inspection and an inspection for Americans with Disabilities Act ("ADA") compliance shall have been approved by Purchaser. This contingency shall be waived or satisfied prior to the earlier of (A) 14 (fourteen) days after the Execution Date, or (B) April 14, 1997.

          (a)(iv) Matters affecting the condition and use of the Property as disclosed by the Books and Records, including an audit, and a review of all applicable permitting requirements shall have been approved by Purchaser. This contingency shall be waived or satisfied within prior to the earlier of (A) 14 (fourteen) days after Seller makes all of the Books and Records listed in Exhibit B to the Agreement available to Purchaser for Purchaser's inspection, or
(B) April 14, 1997.

          (b) Purchaser's acquisition of the Property shall have received final approval in writing by Purchaser's Real Estate Investment Committee. This contingency shall be waived or satisfied no later than April 14, 1997.

     4.02 Additional Information.   After Purchaser has waived the contingencies
provided for in Section 4.01, in the event an update to the Preliminary Title Commitments adds an exception to title or materially changes the legal description of the Property, or a notice relating to the Property is received pursuant to Section 3.03 Purchaser shall have ten (10) days from receipt of said update or notice to object in writing to the added exception or impact of the notice on the conditions of the Property, and at Purchaser's option it may elect to terminate this Agreement based on such additional information if a cure, correction or other solution reasonably acceptable to the Purchaser to the information objected to is not achieved or provided by the Seller by the Closing Date and in such event Purchaser shall be entitled to payment of the First Earnest Money Installment and interest thereon.

     4.03 Satisfaction, Waiver of Contingencies. Seller acknowledges that the contingencies are for the benefit of Purchaser and that it will be left to the sole discretion of Purchaser to determine whether the contingencies have been satisfied or whether Purchaser wishes to waive satisfaction of one or more of the contingencies. On or prior to the expiration of the respective contingency periods identified in Section 4.01 and 4.02 hereof, Purchaser may advise Seller that the satisfaction of one or more of the contingencies is subject to specific conditions (for example, the removal of certain title exceptions). In such event, Purchaser's obligation to proceed with the acquisition will be subject to the satisfaction of such conditions. In such event, Seller shall advise Purchaser in writing within ten (10) days after receipt of such notice whether Seller intends to satisfy such conditions or terminate this Agreement; provided, however, that if Seller intends to terminate this Agreement, Purchaser shall be entitled to waive the condition and keep the Agreement in full force and effect by giving written notice of such waiver to Seller within five (5) business days after such notice is received by Purchaser.

     4.04 Expiration of Contingency Periods. In the event Purchaser fails to advise Seller of the satisfaction or dissatisfaction of the contingencies in Sections 4.01 and 4.02 hereofon or prior to April 14, 1997, the contingencies shall be deemed to have NOT been satisfied or waived and Purchaser shall be deemed to have exercised its option to terminate this Agreement. Upon such termination, the First Earnest Money Installment and any interest accrued thereon shall be returned to Purchaser, the Second Earnest Money Installment shall be paid to Seller and the parties shall have no further obligations to one another. NO OFFICER, EMPLOYEE OR AGENT OF PURCHASER SHALL HAVE ANY AUTHORITY TO ALTER OR WAIVE THIS SECTION 4.04, AND ANY ATTEMPTED WAIVER OR ALTERATION SHALL BE VOID AND OF NO EFFECT.


                                   ARTICLE V
                                CLOSING / ESCROW

     5.01 Closing Date. This transaction shall close on or before the date (the "Closing Date") which is thirty (30) days after the date referred to in Section 4.01(b).

     5.02 Certain Obligations of Purchaser and Seller. In addition to any other obligations contained in this Agreement:

          (a) On or before the Closing Date, Purchaser shall deposit into escrow (with drafts of documents provided two (2) days prior to Closing:
               (i)  the Purchase Price, less Earnest Money previously paid;
               (ii) the Certificate that Purchaser's representations and warranties as set forth in Article VII hereof are true and correct as of the Closing Date, attached hereto as Exhibit D, executed by Purchaser;
               (iii) the Assignment of Rental Agreements attached hereto as Exhibit E, executed by Purchaser;
               (iv) all other documents required by this Agreement, the Title Company or applicable law to be deposited by Purchaser to carry out this Agreement.

          (b) On or before the Closing Date, Seller shall deposit into escrow (with drafts of such documents provided to Purchaser and the Escrow Holder two
(2) days prior to Closing):

               (i) The deed required in Section 6.01 hereof, duly executed, acknowledged and in recordable form, free and clear of all liens, encumbrances and exceptions, except those approved by Purchaser;
               (ii) A Bill of Sale conveying title to personal property, if any, located at the Property and owned by Seller and used exclusively in the operation of the Property, executed by Seller;
               (iii) The Non-foreign Affidavit, attached hereto as Exhibit F, executed by Seller;
               (iv) The Certificate that Seller's representations and warranties as set forth in Article VII hereof, are true and correct as of the Closing Date, attached hereto as Exhibit G, executed by Seller;
               (v) The Assignment of Rental Agreements attached hereto as Exhibit E, executed by Seller;
               (vi) All other documents required by this Agreement, the Title Company or applicable law to be deposited by Seller to carry out this Agreement and such other documents as may be reasonably required by Purchaser's title insurance company to insure title to the Property consistent with the provisions of this Agreement.

     5.03 Conditions to Seller's Obligations to Sell. Seller's obligation to sell the Property is expressly conditioned on (a) Purchaser having deposited into escrow all sums and documents required of Purchaser in Section 5.02, (b) Purchaser having performed each obligation and covenant of Purchaser hereunder and (c) all representations and warranties of Purchaser hereunder being materially true and correct as of the Closing Date.

     5.04 Conditions to Purchaser's Obligations to Purchase. Purchaser's obligation to purchase the Property is expressly conditioned on (a) Seller having deposited with Escrow Holder all documents required in Section 5.02 hereof, (b) Seller having timely performed each obligation and covenant of Seller hereunder, (c) the Title Company irrevocably committing to issuing a title insurance policy to Purchaser meeting the requirements of Section 6.02 hereof, and (d) all representations and warranties of Seller hereunder being materially true and correct as of the Closing Date.

     5.05 Prorations. Except as otherwise provided herein, all prorations are to be apportioned at 11:59 p.m. on the day immediately preceding the Closing
Date:

          (a) Ad valorem taxes for the year of closing shall be prorated at closing based upon November discount. If the closing occurs before the millage rate is fixed for the year, the proration of taxes shall be based upon the millage rate for the preceding year applied to the latest assessed valuation.

          (b) Utilities, if any, shall be prorated as of 11:59 p.m. of the day immediately preceding the Closing Date, but paid by the parties outside of this escrow.

          (c) Any rental or other income of the Property which is payable for periods thirty (30) days or less prior to the Closing Date but which, as of the Closing Date, has not been received by Seller, shall be credited to Seller provided, however, that such rental or other income shall not be credited to Seller if it is due from tenants or other parties who also owe Seller amounts for periods more than thirty (30) days prior to the Closing Date and shall become property of Purchaser if and when such funds are collected.

          (d) Any rental or other income of the Property which is payable for periods more than thirty (30) days prior to the Closing Date but which, as of the Closing Date, has not been received by Seller, shall not be credited to Seller but shall become the property of Purchaser if and when such is collected.

          (e) Any rental or other income of the Property previously collected by Seller which represents payments attributable to the use of part or all of the Property on or after the Closing date shall be credited to Purchaser.

          (f) Seller acknowledges the responsibility to pay to the Title Company in cash at the Closing all unpaid assessments against the Property, if any, existing as of the Closing Date whether due and payable before or after such date, so that the Title Company may remit such payments directly to the assessing agency. (Ad valorem taxes on real and personnel property shall be prorated in accordance with paragraph 5.05(a).)

     5.06 Costs of Escrow. It is hereby acknowledged and understood by Seller and Purchaser that:

          (a) Seller shall pay one-half (1/2) of the escrow fees (and/or any escrow cancellation charges); except as hereafter provided, the cost of any transfer taxes, excise taxes, recording fees, deed or documentary stamps, document taxes, intangible taxes and similar taxes and charges with respect to the transaction contemplated herein; the cost of an ALTA survey to be prepared by a company acceptable to Purchaser; real estate commissions; and the cost of any of Seller's other obligations hereunder.

          (b) Purchaser shall pay one-half (1/2) of the escrow fees (and/or any escrow cancellation charges); the cost of the extended ALTA owner's policy of title insurance and any endorsements thereto; the cost of an environmental audit, if any; the costs and expenses arising with respect to any financing obtained by Purchaser to purchaser the Property including, without limitation mortgage taxes, intangible taxes and similar charges, recordation fees, and lenders fees; and the cost of any of Purchaser's other obligations hereunder, which obligations include, without limitation, the cost of (a) any due diligence performed by or on behalf of Purchaser in connection with Purchaser's investigation of the Property or (b) the satisfaction of contingencies described in Article IV above.

5.07 Escrow.   Escrow shall open on the date on which a copy of this Agreement, properly executed, is delivered to the Escrow Holder. The Escrow Holder shall be:

               Transnation Title Insurance Company
               National Title Services
               1200 6th Avenue, Suite 1910
               Seattle, WA  98101
               Attn:     Martin J. Strelecky

If required by Escrow Holder, Purchaser and Seller shall execute Escrow Holder's usual form of supplemental escrow instructions for transactions of this type, provided, however, that (a) in the event that any portion of such additional escrow instructions shall be inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail to the extent of any such inconsistency; (b) such escrow instructions shall specifically provide that no provision thereof shall have the effect of modifying this Agreement unless it is expressly so stated and such express statement is initialed by Purchaser and Seller; and (c) Seller or Purchaser may supplement these escrow instructions consistent with the terms and conditions hereof.

                                   ARTICLE VI
                             TITLE/TITLE INSURANCE

     6.01 Conveyance. Seller shall convey good, insurable and indefeasible fee simple title to the Property to Purchaser by Special Warranty Deed (i.e. warranting title only as to claims through Grantor) used in the situs state. All personal property owned by Seller and used solely in connection with the Property shall be conveyed to Purchaser at Closing by Bill of Sale.

     6.02 Title Insurance. At the closing, Purchaser shall be furnished at its expense an extended ALTA Form B-1970 owner's title insurance policy in Purchaser's favor in the amount of the purchase price given in Section 2.01, insuring Purchaser's indefeasible fee simple title to the real property, subject only to those exceptions approved by Purchaser. The title policies shall also include, if available in the state where the Property is located, an Owner's Inflation Protection Endorsement and, if requested by Purchaser at its expense, a Zoning Endorsement (to the effect that the Property is in compliance with all applicable zoning ordinances). If title is not so insurable, Purchaser may terminate this Agreement or waive one or more of the defects to title and proceed with the acquisition of the Property.

                                  ARTICLE VII
                           REPRESENTATIONS AND WARRANTIES

     7.01 Representations and Warranties of Seller. To induce Purchaser to enter into and perform under this Agreement, Seller represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, that the following representations and warranties are true and correct, except for those specific exceptions, if any, identified by Seller on Exhibit C:

          (a) Representations and Warranties regarding Seller's ability to sell the Property:

               (i)Seller is duly organized, validly existing and in good standing under the laws of the state in which Seller was organized and if applicable, is qualified to do business in the state where the Property is located; has the full power, authority and legal right to execute, deliver and perform under this Agreement; has obtained all necessary consents and approvals of all requisite parties to execute and perform this Agreement; and the person(s) executing this Agreement on behalf of Seller are duly authorized to do so and certify that their signatures are sufficient to legally bind Seller to the terms of this Agreement;
               (ii) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, and the execution and performance of this Agreement does not and will not conflict with, or cause a default under any agreement to which Seller is a party or by which Seller or the Property is bound or under any statute, law, decree, regulation or order of any governmental authority applicable to Seller or the Property;
               (iii) There are no actions, suits, proceedings, orders or investigations pending or, to the best of Seller's knowledge, threatened against or affecting Seller at law or in equity, or before or by any governmental body which might adversely affect Seller's performance under this Agreement.

          (b) Representations and Warranties regarding the suitability of the Property for development:

               (i) Seller has received no written notification of any existing, pending or threatened (A) condemnation or similar proceedings with respect to the Property, (B) public improvements in, about or outside the Property which have resulted in or might result in the imposition of any assessment, lien or charge against the Property, or (C) special assessments or similar charges against the Property;
               (ii) Seller has received no written notification that the use and occupancy of the Property, and the business conducted thereon, is not permitted under applicable land use and zoning laws, regulations and ordinances or that, to the extent any special conditions have been imposed upon such use, occupancy and business, the Property is not currently in accordance with such conditions and Seller will furnish Purchaser with copies of all instruments, documents and agreements setting forth any such conditions;
               (iii) Except as may be indicated in the survey, Seller has received no written notification that the Property is located in a flood plain, wetlands, or special hazard area as designated by a federal, state or local governmental body or agency, nor has Seller received from tenants any notice of ground water flood damage to the storage units at the Property;
               (iv) To the Seller's current actual knowledge there are no underground storage tanks on the Property nor have underground storage tanks been removed from the Property;
               (v) Seller will deliver a certificate of occupancy for the Property, if available, to Purchaser within fourteen (14) days after execution of this Agreement, and Seller does not have and has received no written notification of any certificates, permits, licenses, approvals, orders and authorizations from any governmental agency or body (the "Necessary Approvals") required by applicable law for the use and occupancy of the Property and the business conducted on the Property other than those currently in Seller's possession, if any, copies of which will be provided to Purchaser;
               (vi) To Seller's current actual knowledge, without investigation, the use and occupancy of the Property, and the business conducted thereon, do not violate in any material respects (a) federal, state or local laws, regulations and ordinances, (b) developmental agreements or other contracts between private parties affecting the Property, (c) agreements between Seller or Seller's predecessors in title and any federal, state or local agency or body affecting the Property, (d) all judgments, orders or decrees of any court having jurisdiction over Seller or the Property, and (e) any laws with respect to health, safety or the environment;
               (vii) Seller will provide within fourteen (14) days after the Execution Date copies of repair work work orders regarding leaks;
               (viii) To Seller's current actual knowledge, the financial information regarding the Property furnished to Purchaser under this Agreement fairly represents the income and expenses of the Property for the relevant fiscal periods.

As used herein, the term "Seller's current actual knowledge" shall mean and refer to only the current actual knowledge of the Designated Representatives (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representatives any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose u;ln such Designated Representative any individual personal liability. As used herein, the Term "Designated Representatives" shall refer to W. Bruce Stillwagon, Wayne McDaniel, Michael Simons, and Steve Bartlett and Fred Ripley.

PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SPECIFIED IN THIS AGREEMENT OR THE DEED TO BE DELIVERED AT CLOSING, SELLER HAS NOT MADE, AND SELLER HEREBY SPECIFICALLY DISCLAIMS, ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING, (a) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (b) THE EXISTENCE, NATURE AND EXTENT OF ANY RIGHT-OF WAY, LEASE, RIGHT TO POSSESSION OR USE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHER MATTER AFFECTING TITLE TO THE PROPERTY; OR (c) WHETHER THE USE OR OPERATION OF THE PROPERTY COMPLIES WITH ANY AND ALL LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER REGULATORY BODY. PURCHASER AGREES TO ACCEPT THE PROPERTY AND ACKNOWLEDGES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE BY SELLER, ON AN "AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS. PURCHASER EXPRESSLY ACKNOWLEDGES THAT EXCEPT AS OTHERWISE EXPRESSLY SPECIFIED HEREIN AND EXCEPT FOR ANY WARRANTY OF TITLE CONTAINED IN THE DEED TO BE DELIVERED BY SELLER TO PURCHASER AT CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE TO BE SET FORTH IN THE
DEED) ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PREMISES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SPECIFIED IN ANY WRITTEN INSTRUMENT DELIVERED BY SELLER TO PURCHASER, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW REGARDING OR WITH RESPECT TO ANY SUCH INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED OR TO BE PROVIDED BY SELLER REGARDING THE PROPERTY.

FURTHER, AND WITHOUT IN ANY WAY LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, SELLER HAS MADE AND MAKES NO REPRESENTATION WARRANTY OR GUARANTY, AND HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS SUBSTANCES OR MATERIALS WHICH ARE CATEGORIZED AS HAZARDOUS OR TOXIC UNDER ANY LOCAL, STATE OR FEDERAL LAW, STATUTE, ORDINANCE, RULE OR REGULATION PERTAINING TO ENVIRONMENTAL OR SUBSTANCE REGULATION, CONTAMINATION, CLEANUP OR DISCLOSURE (INCLUDING, WITHOUT LIMITATION, ASBESTOS) AND SHALL HAVE NO LIABILITY TO PURCHASER THEREFOR. WITHOUT LIMITATION OF THE PRECEDING SENTENCE, SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION, WARRANTY OR GUARANTY REGARDING THE ACCURACY OF ANY ENVIRONMENTAL REPORTS WHICH MAY BE INCLUDED WITHIN THE SUBMISSION MATTERS. BY ACCEPTANCE OF THIS AGREEMENT AND THE DEED TO BE DELIVERED BY SELLER AT THE CLOSING, PURCHASER ACKNOWLEDGES THAT PURCHASER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) WILL BE ADEQUATE TO ENABLE PURCHASER TO MAKE PURCHASER'S OWN DETERMINATION WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS SUBSTANCES OR MATERIALS, AND PURCHASER ACCEPTS THE RISK OF THE PRESENCE OR DISPOSAL OF ANY SUCH SUBSTANCES OR MATERIALS.

PURCHASER, AND ANYONE CLAIMING, BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES, DISCHARGES, AND HOLDS HARMLESS SELLER, ITS EMPLOYEES , OFFICERS, DIRECTORS, PARTNERS, REPRESENTATIVES AND AGENTS AND THEIR RESPECTIVE PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS FROM ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSION, OR OTHER CONDITIONS AFFECTING THE PROPERTY; PROVIDED, THAT THIS SHALL NOT RELEASE SELLER FROM CLAIMS ARISING, IF ANY, AS A RESULT OF ANY WRITTEN REPRESENTATION OR WARRANTY OF SELLER BEING FALSE WHEN MADE. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THIS COVENANT RELEASING SELLER SHALL BE BINDING UPON PURCHASER, ITS PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS.

     7.02 Representations and Warranties of Purchaser. To induce Seller to enter into and perform this Agreement, Purchaser represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

          (a) Purchaser (i) is duly organized, validly existing and in good standing under the laws of the state in which Purchaser was organized, (ii) has full power, authority and legal right to execute, deliver and perform this Agreement, and (iii) has obtained all necessary consents and approvals of all requisite parties to execute this Agreement;

          (b) This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms; and

          (c) The execution and performance of this Agreement does not and will not conflict with, or cause a default under, (i) any agreement to which Purchaser is a party or by which Purchaser or the Property is bound or (ii) any statute, law, decree, regulation or order of any governmental authority applicable to Purchaser or to the best of Purchaser's knowledge the Property.

     7.03 Survival of Representations and Warranties. All of the representations and warranties set forth in this Article VII shall remain in full force and effect as of the Closing Date and shall survive the Closing until the later of (a) six months after the Closing Date, or (b) December 31, 1997, and any claim arising from a breach of any representations or warranties must be brought within such time period or forever be barred.


                                  ARTICLE VIII
                       COVENANTS OF PURCHASER AND SELLER

     8.01 Confidentiality. Seller and Purchaser shall maintain the confidentiality of this sale and purchase, including the Purchase Price, and shall not disclose the form of this Agreement or of such sale and purchase to any third parties whomsoever other than the Escrow Holder, the Title Insurer, and other persons whose assistance is required in carrying out the terms of this Agreement and except to the extent disclosure is required by law or is necessary to the parties' fulfillment of their obligations under the Agreement or other agreements. Neither Seller nor Purchaser shall, at any time, issue a press release or other communication regarding this sale and purchase or other communication regarding this sale and purchase unless such release or communication has received the prior written approval of the other party hereto; provided, however, that subsequent to Closing Purchaser may issue press releases or other communications without obtaining the consent of Seller. This paragraph shall not be applicable to the Seller or Purchaser to the extent either of them, or an affiliate thereof, is obligated to disclose information regarding this sale and purchase agreement pursuant to federal or state securities law, state partnership laws or a partnership agreement of an affiliate. Notwithstanding the foregoing, Seller may disclose this Agreement and matters related to the transaction contemplated hereby to Insignia Financial Group, Inc., its affiliates, contractors, agents and representatives, and to attorneys and lenders of Seller.

     8.02 Insurance. Seller shall maintain fire and extended coverage insurance on the Property and public liability insurance in the amounts and with such carriers as are currently in effect.

     8.03 Existing Indebtedness. Seller shall make all principal and interest payments due on all indebtedness secured by the Property (the "Secured Indebtedness"), if any, and take any and all action as may be necessary to avoid any default under any such Secured Indebtedness.

     8.04 Future Agreements. Without the prior written approval of Purchaser, Seller shall not enter into any written or oral leases or contracts pertaining to the Property other than such contracts and agreements which are entered into in the ordinary course of business and are terminable upon written notice of not more than thirty (30) days.

     8.05 Operation of Property. Seller shall continue to operate the Property in the ordinary course of business and in compliance with laws, regulations and ordinances.

     8.06 Existing Employment and Service Contracts. Seller has disclosed the existence of a Southern Sanitation Service contract and a Bell South contract. As of the Closing Date, Seller shall terminate all agreements affecting the Property , but only to the extent the same are terminable, including, but not limited to, maintenance, management, security and other similar agreements (but excluding the Rental Agreements) and shall terminate all personnel employed in connection with the Property, except to the extent that Purchaser has notified Seller at least fifteen (15) days prior to the Closing Date of a desire to continue the employment of specified employees or to assume Seller's obligations under any agreement relating to the Property. Seller shall furnish Purchaser with copies of such agreements and information regarding such employees so as to permit Purchaser to determine whether it wishes to continue such contracts or maintain such employees.

     8.07 Noncompetition Covenant. Seller and its general partner, ConCap Equities, Inc., covenant and agree that, if the Closing hereunder occurs, for a three (3) year period from the Closing Date, it shall not directly or indirectly construct, acquire, manage or own, or acquire an interest in an entity which constructs, acquires, manages or owns, a self-service storage facility within five (5) miles of the Property. The terms and provisions of this Section shall survive the Closing and shall remain in full force and effect as of the Closing Date.


                                   ARTICLE IX
                      REMEDIES FOR BREACH, INDEMNIFICATION

     9.01 Seller Remedies. If Purchaser is in default of any obligation hereunder, Sellers' sole and exclusive remedy for such default is to terminate this Agreement and retain in full the Earnest Money deposit paid pursuant to
Section 2.02 hereof, together with all interest accrued on such deposit. It is agreed between Purchaser and Seller that such sum shall be liquidated damages for a default of Purchaser hereunder because of the difficulty, inconvenience and uncertainty of ascertaining damages for such default. Seller hereby specifically waives any right to pursue any other remedy at law or at equity for such default by Purchaser.

     9.02 Purchaser Remedies. If Seller is in default of any obligation hereunder, Purchaser may, as its sole and exclusive remedies, either pursue an action for specific performance of this Agreement against Seller or terminate this Agreement and be entitled to return of any Earnest Money previously paid. Purchaser hereby specifically waives any right to pursue any other remedy at law or at equity for such default by Seller.

      9.03 Real Estate Commission. Neither Seller nor Purchaser is represented by or has worked with a real estate broker, except that Insignia Mortgage & Investment Company, Inc., has represented Seller, and Seller shall be responsible for any commissions or fees payable to them.. In the event of any claim for a broker's, agent's or finder's fee or commission in connection with the negotiation, execution or consummation of this transaction, the party upon whose alleged statement, representation or agreement such claim or liability arises shall indemnify, hold harmless and defend the other party from and against such claim and liability, including without limitation, reasonable attorney's fees and court costs, and title cancellation charges. The terms and provisions of this Section shall survive the Closing and shall remain in full force and effect as of the Closing Date.

                                   ARTICLE X
                            (INTENTIONALLY OMITTED)

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     11.01 Incorporation of Exhibits. All exhibits attached hereto and referred to herein are incorporated into this Agreement as though fully set forth herein.

     11.02 Arbitration/Attorneys' Fees. Any claim, controversy or dispute arising out of this Agreement shall be settled by arbitration in accordance with the applicable rules of the American Arbitration Association (Commercial Arbitration Rules), and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in Lauderhill, Florida unless otherwise agreed by the parties. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for the breach hereof, the nonprevailing party in any arbitration or in any action pursued in courts of competent jurisdiction including appellate and bankruptcy courts (the finality of which action is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorneys' fees, expended or incurred in connection therewith; provided, however, that if more than one item is disputed and the final decision is against each party as to one or more of the disputed items, then such costs, expenses and attorneys' fees shall be apportioned in accordance with the monetary values of the items decided against each party. The terms and provisions of this Section shall survive the Closing and shall remain in full force and effect as of the Closing Date.

     11.03 Notices. All notices, requests, demands and other communications given or required to be given hereunder shall be in writing, and either hand-delivered, delivered by facsimile, or mailed in the U.S. Mail, duly addressed to the parties as set forth below. Hand delivered and faxed notices shall be deemed received on the day of delivery, and mailed notices on the third business day after postmark.

To Seller:     Johnstown Consolidated Income Partners
               Johnstown Consolidated Income Partners  II
               One Insignia Financial Plaza
               P.O. Box 1089

               Greenville, South Carolina  29602
               (864) 239-1078
               (864) 239-1066 FAX


with a copy to:
               Liechty & McGinnis, P.C.
               10440 North Central Expressway, Suite 1100
               Dallas, Texas  75231
               Attention: Lorne O. Liechty, Esq.
               (214) 265-0008
               (214) 265-0615 FAX

To Purchaser:
               Robert Dedon
               Shurgard Storage Centers, Inc.
               1201 Third Ave., Ste. 2200
               Seattle, WA 82101
               (206) 382-2362
               (206) 583-4435 FAX


with a copy to:
               Nancy Miller
               Shurgard Storage Centers, Inc.
               1201 Third Avenue, Suite 2200
               Seattle, Washington   98101
               206-624-8100
               206-624-1645 FAX

     11.04 Assignment. This agreement shall be binding upon the parties hereto and their respective heirs, successors or representatives, and this Agreement may not be assigned by either party without the express written consent of the other party first having obtained. Notwithstanding the foregoing, however, it is expressly agreed that Purchaser may assign its rights in, to and under all or any portion of this Agreement to any entity controlling, controlled by or under common control with Purchaser.

     11.05 Governing Law. This Agreement shall be construed in accordance with the laws of the state in which the Property is located.

     11.06 Entire Agreement / Severability. This Agreement contains all of the agreements of the parties hereto with respect to the matters contained herein and no prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters shall be effective for any purpose. No provision of this Agreement may be modified, waived, amended or added to except by an instrument in writing signed by the party against which the enforcement of such modification, waiver, amendment or addition is or may be sought. If any paragraph, section, sentence, clause or phrase contained in this Agreement shall become illegal, null or void against public policy, or otherwise unenforceable, for any reason, or shall be otherwise unenforceable, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby.

     11.07 Waiver / Time of Essence. The waiver of any breach of any provision hereunder by Purchaser or Seller shall not be deemed to be a waiver of any preceding or subsequent breach hereunder. No failure or delay of any party in the exercise of any right given hereunder shall constitute a waiver thereof nor shall any partial exercise of any right preclude further exercise thereof. Time is of the essence in this Agreement as to all dates and time periods set forth herein.

     11.08 Risk of Loss. Risk of loss or damage to the Property by condemnation, eminent domain or similar proceedings (or deed in lieu thereof), or by fire or any other casualty, from the date hereof through the Closing Date will be on Seller and thereafter will be on Purchaser. In the event of loss or damage to the Property which occurs prior to the Closing Date or if any of the Property has been taken by condemnation or eminent domain proceedings (or deed in lieu thereof) or if any means of access to the Property has been locked or substantially impaired by any such taking, Purchaser may, at its option, elect to terminate this Agreement or consummate the transaction and receive an assignment of all proceeds of insurance or condemnation awards attributable to such damage or taking.

     11.09 Possession. Purchaser shall be vested with possession of the Property on the Closing Date. Until the Closing Date, Seller authorizes Purchaser and its agents access to and on the Property for all purposes relating to this Agreement.

     11.10 Representation by Counsel. Purchaser is represented in this transaction by counsel. This is a legally binding contract and Seller is advised to seek counsel before executing the Agreement.

     11.11 Further Action. Seller and Purchaser each agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require consistent with this Agreement to consummate, evidence or confirm the sale contemplated hereby. The provisions of this Section 11.11 shall survive the Closing.

     11.12 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date set forth next to their respective signatures below, notwithstanding that this Agreement is dated for convenience and reference as of the date and year first written above. The Execution Date shall be the latter of the dates below.

                    Seller:
                    JOHNSTOWN CONSOLIDATED INCOME PARTNERS,
                    A CALIFORNIA LIMITED PARTNERSHIP.

                    By ConCap Equities, Inc.
                    Its General Partner
                            By /s/ William H. Jarrard, Jr.
                            Its President
                            Date: March 25, 1997



                    JOHNSTOWN CONSOLIDATED INCOME PARTNERS/II,
                    A CALIFORNIA LIMITED PARTNERSHIP


                    By ConCap Equities, Inc.
                    Its General Partner

                            By /s/ William H. Jarrard, Jr.
                            Its President
                            Date: March 25, 1997

                    Purchaser:


                    SHURGARD STORAGE CENTERS, INC.,
                    A DELAWARE CORPORATION



                            By /s/ Mark Hall
                            Its President
                            Date: March 28, 1997

                                   EXHIBIT A

                        (LEGAL DESCRIPTION OF PROPERTY)




                                    EXHIBIT B

                  (BOOKS AND RECORDS REQUIRED BY ARTICLE 3.01)


     (a)* The standard form tenant lease in use at the Property;

     (b)* All maintenance, management, security, service, supply, snow removal and similar contracts and agreements affecting the Property;

     (c)* Certificates of insurance evidencing insurance policies (including hazard insurance) covering Seller's interest in the Property or any part thereof;

     (d)* All utility bills for the past twelve (12) months for the Property;

     (e)* Statements of all real estate and personal property taxes with respect to the Property or any portion thereof for the two (2) most recent tax years;

     (f) Operating statements of the Property which itemize income and expense items for the past two (2) years and the current year to date and copies of general ledgers for the same period (such general ledgers to be available for inspection at the Property);

     (g)* Any and all organizational documents pursuant to which Seller is organized and is authorized to execute and deliver this Agreement and to consummate the transactions contemplated hereby (such as articles of incorporation, bylaws, corporate resolutions, partnership agreements, limited partnership agreements, trust instruments or documents of similar import) (to be provided at or prior to closing;)

     (h)* A list of all Personal Property to be conveyed to Purchaser;

     (i)* A statement as to any of the Personal Property subject to any lease, rental or other similar arrangement (not to be discharged as of the Closing) or any other financing arrangement;

     (j)* Copies of results of any environmental audits, testing of wastes generated, or any environmental monitoring performed by Seller; and

     (k)* Copies of information concerning any notices of violation, compliance schedules, administrative orders or any other enforcement action or lawsuit taken against Seller and concerning constituting the Property.

     Except as provided below, Seller shall have properly discharged its obligation to provide the Books and Records referenced above by making such Books and Records available for Purchaser's inspection at the place or places where such Books and Records are normally maintained by Seller. Seller shall, however, make copies of the items identified with an asterisk and such items shall be sent directly to Purchaser at the address set forth in Section 11.03.

Seller hereby certifies that it does not possess the following types of records unless included in books and records at the Property:

Operating statistics (other than a rent roll) regarding the Property with respect to monthly rent-up reports, number of commercial or business rentals, number of non-business rentals, tenant turnover rates and tenant delinquency status;
Employment contracts;
1. Certificates of occupancy and other permits and licenses for the Property or any part thereof;
  Architectural, mechanical, electrical, plumbing, drainage, construction and similar plans, specifications and blueprints relating to the Property;
2. Warranties and guarantees covering any of the Personal Property or Improvements (including, but not limited to, the furniture, equipment, fixtures and machinery);
  Reports of security problems relating to the Property;
  Environmental Reports from any predecessor in title or any governmental agency and any inspection reports from governmental or in-house environmental inspections concerning the Property;
3. Copies of any and all permit applications, permits received and documents prepared pursuant to federal, state and local environmental legislation;
  Copies of records or reports concerning spills or releases of any hazardous substance on the Property;
  Copies of information concerning any notices of violation, compliance schedules, administrative orders; or any other enforcement action or lawsuit taken against Seller and concerning constituting the Property;
4. Copies of records concerning the location and existence of PCBs, asbestos and any other suspected or known carcinogens on the Property;
Copies of records of or information concerning any enforcement actions pursuant to federal, state and/or local environmental legislation against neighboring property owners for each of the owners of which Seller has knowledge.


                                   EXHIBIT C

                  (LIMITATIONS, IF ANY, TO REPRESENTATIONS AND
                      WARRANTIES CONTAINED IN ARTICLE VII)

                                   EXHIBIT D

                     PURCHASER'S CERTIFICATE OF COMPLIANCE


     Pursuant to the provisions of the Agreement for Purchase and Sale dated _____________, 1997 (the "Agreement") between Johnstown Consolidated Income Partners and Johnstown Consolidated Income Partners II ("Seller") and Shurgard Storage Centers, Inc. ("Shurgard"), with respect to the property commonly known as Lauderhill Mini Storage, Shurgard hereby certifies as follows:

     (1) The representations set forth in Article VII of the Agreement required to be made as of the date of closing are true and correct; and

     (2) All necessary action on the part of Shurgard has been taken with respect to the consummation of purchase by Shurgard and all of the closing documents executed and delivered by Shurgard to Seller at the closing will be binding on Shurgard.

                    Executed this _____ day of        , 1997 .

                        BY:   SHURGARD STORAGE CENTERS, INC.


                          By ________________________________________________
                                      Its Authorized Representative

                                   EXHIBIT E
                        ASSIGNMENT OF RENTAL AGREEMENTS

     THIS ASSIGNMENT OF RENTAL AGREEMENTS ("Assignment") is made and entered
into this  day of   , by and between Johnstown Consolidated Income Partners and
Johnstown Consolidated Income Partners II. ("Assignor") and SHURGARD STORAGE CENTERS, INC. "(Assignee").

                                    RECITALS

     WHEREAS, Assignor and Shurgard Storage Centers, Inc. have entered into an Agreement of Purchase and Sale dated ________________, 1997 (the "Agreement"), for the sale of that certain real property known as Lauderhill Mini Storage, the legal description of which is attached as Exhibit A hereto ("the Property" or the "Projects");

     WHEREAS, Assignor has rented various parts of the each of the three Projects to certain tenants under the terms and conditions of certain rental agreements (the "Rental Agreements") delivered to Assignee concurrently herewith; and

     WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to accept from Assignor, all of the Rental Agreements associated with the Property.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual terms and conditions herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Assignment and Acceptance. Assignor hereby sells, assigns, conveys, grants and sets over unto Assignee all of Assignor's right, title and interest in and to, and all of Assignor's obligations under, all of the Rental Agreements and all tenant security, advance rental and similar deposits held by Assignor with regard to or concerning the Property. Assignee hereby accepts the foregoing assignment and agrees from the date hereof to be bound by and perform each and every obligation of the Assignor, as landlord, under each of the Rental Agreements and all tenant security, advance rental and similar deposits held by Assignor with regard to or concerning the Property.

     2. Representations. Assignor represents and warrants to Assignee the following:

          2.1 The Rental Agreements are in full force and effect and are assignable to Assignee;

          2.2 Assignor has not received notice that it is in default under any of its obligations as the landlord, lessor or sublessor, as the case may be, with respect to the Rental Agreements;

          2.3 None of the Rental Agreements and none of the rents or other amounts payable thereunder have been assigned, pledged, or encumbered; and

          2.4 There are no leases or rental agreements affecting all or any part of the Property other than those assigned hereby and delivered to Assignee concurrently herewith and there are no written or oral promises, understandings, agreements or commitments between Assignor (or any predecessor of Assignor) and any tenant or any other person that have a material adverse effect on the Property.

     3. Indemnification. Assignor shall indemnify, defend and hold Assignee harmless from any loss, expense or liability resulting from Assignor's breach prior to the date hereof of any obligation of the landlord under any of the Rental Agreements. Assignee shall indemnify, defend and hold Assignor harmless from any loss, expense or liability resulting from any breach of any obligation on or after the date hereof of the landlord under any of the Rental Agreements.

     4.   General.

          4.1 This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          4.2 This Assignment shall be governed by and construed under the laws of the State of (Property State).

          4.3 The heading and captions hereof are for convenience purposes only.

                    Assignor:

                    JOHNSTOWN CONSOLIDATED INCOME PARTNERS .

                    By ______________________________________________________
                      Its ____________________________________________________

                    JOHNSTOWN CONSOLIDATED INCOME PARTNERS II.

                    By ______________________________________________________
                      Its ____________________________________________________


                    Assignee:
                    SHURGARD STORAGE CENTERS, INC.


                    By ______________________________________________________
                      Its_____________________________________________________

                                   EXHIBIT F
                             NON-FOREIGN AFFIDAVIT

STATE OF                 )
               ) ss.
COUNTY OF                )

     1. Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.

     2. In order to inform Shurgard Storage Centers, Inc. ("Purchaser") that withholding of a tax is not required upon disposition of a U.S. real property interest by the undersigned seller ("Seller"), Seller, being first duly sworn, on oath deposes and says, under penalty of perjury:

          a. Seller has sold to Purchaser the real estate situated in the County of [county of prop], State of [state of prop] and legally described on Exhibit A hereto;

          b. Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations);

          c. Seller's taxpayer identification number is ______________________; and

          d.   Seller's business address is
     ______________________________________.

     3. Seller understands that this affidavit may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained in this affidavit may be punished by fine, imprisonment, or both.

     4. Seller understands that Purchaser is relying on this affidavit in determining whether withholding is required and Purchaser may face liabilities if any statement in this affidavit is false.

                    Johnstown Consolidated Income Partners

                    By: _____________________________________________________
                       Its: ___________________________________________________

Subscribed and sworn to before me this_____day of___________________, 19____.

                    ________________________________________
                    Notary Public in and for the State of
                    _______________________, residing at
                    ______________________________________________
                    My commission expires: ___________________________________

                    Johnstown Consolidated Income Partners II

                    By: _____________________________________________________
                       Its: ___________________________________________________

Subscribed and sworn to before me this_____day of___________________, 19____.
                    ________________________________________
                    Notary Public in and for the State of
                    _______________________, residing at
                    ______________________________________________
                    My commission expires: ___________________________________


                                   EXHIBIT G

                       SELLER'S CERTIFICATE OF COMPLIANCE


     Pursuant to the provisions of the Agreement for Purchaser and Sale dated ____________________, 1997 (the "Agreement") between Johnstown Consolidated Income Partners and Johnstown Consolidated Income Partners II ("Seller") and Shurgard Storage Centers, Inc. ("Shurgard") with respect to the property commonly known as Lauderhill Mini Storage certifies as follows:

     (1) The representations set forth in Article IX of the Agreement required to be made as of the date of closing are true and correct; provided, that nothing contained herein shall cause such representations and warranties to survive closing beyond the period expressly stated in the Agreement; and

     (2) All necessary action on the part of Seller has been taken with respect to the consummation of the sale by Seller to Shurgard and all of the closing documents executed and delivered by Seller to Shurgard at the closing will be binding on Seller.

     Executed this ________ day of [month/year].

                         Johnstown Consolidated Income Partners
                         By: _______________________________________________

                             Its: _____________________________________________

                         Johnstown Consolidated Income Partners  II
                         By: _______________________________________________

                             Its: _____________________________________________